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                        Section 240.14a-101 Schedule 14A.
                    Information required in proxy statement.
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

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         by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                 eXegenics, Inc.
                 ..............................................
                (Name of Registrant as Specified In Its Charter)


       Bruce Meyers, The M and B Weiss Family Limited Partnership of 1996,
                       Melvyn I. Weiss, and Michael Stone
                 ..............................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         ..........................................

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                  computed pursuant to Exchange Act Rule 0-11 (set forth the
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                  was determined):

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                                  PRESS RELEASE

SUFFICIENT CONSENTS RECEIVED TO REMOVE EXEGENICS' CURRENT DIRECTORS

         New York, New York, December 5, 2003, Bruce Meyers, The M and B Weiss Family Limited Partnership of 1996, Melvyn I. Weiss, and Michael Stone announced that they have received and delivered to eXegenics Inc. (Nasdaq: EXEG) consents, exceeding a majority of the Company's issued and outstanding preferred and common shares as of September 5, 2003, in favor of removing the Company's current directors and electing Robert A. Baron, Robert Benou, John J. Huntz, Jr., John A. Paganelli and David Lee Spencer.

         Mr. Meyers stated that "eXegenics' shareholders have made it known that it is time for a change at the Company. We expect the outgoing directors to immediately turn over management of the Company to the newly elected directors."

Contact:          Bruce Meyers
                  212-742-4334